Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1 of our report dated September 18, 2008, relating to the financial statements of Regian Acquisition Corp., and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
September 19, 2008